Exhibit 107.1
Calculation of Filing Fee Tables
424(b)(5)
(Form Type)
Portland General Electric Company
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	-	-	-	-	-	-	-	-
Fees Previously Paid	-	-	-	-	-	-		-
Carry Forward Securities
Carry Forward Securities	Equity	Portland General Electric Company Common Stock, no par value	Rule 415(a)(6)	-		$244,008,930 (1)			S-3	333-266454	August 2, 2022	$36,015.72 (1)
	Total Offering Amounts					$244,008,930 (1)		-
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$0

(1)
Portland General Electric (the “Company”) previously registered the offer and sale of shares of common stock, no par value (the “common stock”), of the Company having an aggregate offering price of up to $400,000,000 by means of a prospectus supplement filed pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”) on July 26, 2024 (the “2024 ATM Prospectus Supplement”), pursuant to the Company’s registration statement on Form S-3ASR (File No. 333-2266454) filed with the Securities and Exchange Commission (“SEC”) on August 2, 2022 (the “2022 Registration Statement”). In connection with the filing of the 2024 ATM Prospectus Supplement, the Company paid a filing fee of $59,040.00 in connection with the registration of shares of common stock having a maximum aggregate offering price of $250,000,000 to be issued and sold as part of an “at-the-market” offering. Of those shares of common stock, shares of common stock having an aggregate offering price of $155,991,070  have been sold and shares of common stock with a maximum aggregate offering price of $244,008,930  remain unsold. Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this prospectus supplement include the shares of common stock having an aggregate offering price of $244,008,930 previously registered on the 2022 Registration Statement (the “Carry Forward Securities”). The registration fee with respect to the Carry Forward Securities, totaling $36,015.72, was previously paid on July 26, 2024, and, pursuant to Rule 415(a)(6) under the Securities Act, such registration fee will continue to be applied to the Carry Forward Securities. Pursuant to Rule 415(a)(6), the offering of the Carry Forward Securities under the 2022 Registration Statement was deemed terminated as of the immediate effectiveness of the Company’s new registration statement on Form S-3ASR (File No. 333-288955) filed with the SEC on July 25, 2025. As a result, no additional filing fee is due.